Exhibit 16(b) under Form N-1A
                                               Exhibit 99 under Item 601/Reg.S-K
DEUTSCHE FUNDS, INC.
DESCRIPTION OF THE
METHOD BY WHICH YIELD
IS COMPUTED

                                                    a-b
                             Yield =         2[ (   ____+1)6
                                                        -1]
Where:                                              cd
                        a =  Dividends and
                             interest
                             earned during
                             the period
                        b =  Expenses
                             accrued for
                             the period
                             (net of
                             reimbursements)
                        c =  The average
                             daily number
                             of shares
                             outstanding
                             during the
                             period that
                             were entitiled
                             to receive
                             dividends
                        d = The maximum offering price per share on the last day of the period


For the 30 days ended 02/28/98









DEUTSCHE GLOBAL BOND
FUND

                        a =   $52.99
                        b =   $12.19                          52.99-12.19
                        c =  917.894              2[ (  ________+1)6   4.03%
                                                                      -1] =
                        d =   $13.35                          (917.894)(13.35)

                        For
                        the
                        30
                        days
                        ended
                        02/28/98

DEUTSCHE EUROPEAN BOND
FUND

                        a =   $60.68
                        b =   $14.89                          60.68-14.89
                        c =  1094.608                   2[ (  ________+1)63.78%
                                                                      -1] =
                        d =   $13.37                          (1,094.608)(13.37)


For the 30 days ended 02/28/98